                                                                  EXHIBIT 23.4


                        INDEPENDENT AUDITORS' CONSENT

We consent to the use of our report dated June 10, 1994, related to the financial statements of Century Cellunet of Minnesota RSA #6, Inc. as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, included in Form S-3 Registration Statement to be filed by PriCellular Corporation on or about July 29, 1996, and to the reference to our firm under the heading "Experts" in the prospectus.


                                   /s/  KPMG Peat Marwick LLP
                                        ----------------------
                                        KPMG PEAT MARWICK LLP



Shreveport, Louisiana
July 29, 1996